UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 7, 2012

Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.

(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#120 – 2441 West Horizon Ridge Pkwy., Henderson, Nevada 89052

(Address of principal executive offices)

(Zip Code)

(702) 939-5247

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

Item 3.02     Unregistered Sales of Equity Securities.

Item 3.03     Material Modification to Rights of Security Holders.

Completion of Private Placement

On June 7, 2012, Searchlight Minerals Corp., a Nevada corporation (“we,” “us,” “our” or the “Company”), completed a private placement (the “Offering”) of our securities to certain investors, (collectively, the “Purchasers”), which consisted of Luxor Capital Partners, L.P. and certain other funds with respect to which Luxor Capital Group, LP (“Luxor”) acts as investment manager. The Purchasers and certain other funds managed by Luxor are principal stockholders of the Company. The securities were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder.

In the Offering, we sold 4,500,000 shares of our common stock at a purchase price of $0.90 per share, resulting in aggregate gross proceeds to us of $4,050,000. We intend to use the net proceeds from the Offering for general working capital purposes.

In connection with the Offering, we entered into a securities purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”), each dated June 7, 2012, with the Purchasers.

The Purchase Agreement contains representations and warranties of the Company and the Purchasers that are customary for transactions of the type contemplated in connection with the Offering.

Pursuant to the Registration Rights Agreement, we have agreed to file a registration statement covering the resale of the shares of common stock issued to the Purchasers in the Offering. Pursuant to the Registration Rights Agreement, we have agreed to file a registration statement with the Securities and Exchange Commission within 60 calendar days upon demand by the Purchasers and to use our best efforts to cause such registration statement to become effective within 120 calendar days after the filing date of such registration statement, or we will be subject to certain liquidated damages provisions. We also have agreed to file and keep continuously effective such additional registration statements until all of the shares of common stock registered thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Securities Act. The Purchasers will also be granted piggyback registration rights with respect to such shares.

If, among other things, (i) we fail to file the initial registration statement within the prescribed period or (ii) any registration statement that we file is not declared effective within 120 calendar days of the required filing date, we have agreed to pay to each Purchaser, as partial liquidated damages, an amount in cash equal to 1% of the aggregate purchase price paid by each such Purchaser for any shares of common stock that have not then been registered for every monthly period following any required filing date and, on a pro rata basis, for every monthly period following the 120 day period within which any registration statement was to be declared effective. The maximum aggregate liquidated damages payable to a Purchaser will not exceed 3% of the aggregate purchase price paid by such Purchaser.

In connection with the Offering, our board of directors agreed to waive certain provisions of our Rights Agreement, dated November 12, 2009, with respect to accounts managed by Luxor. In connection with the Rights Agreement, the Board of Directors previously declared a dividend of one common share purchase right for each outstanding share of our common stock. The rights become exercisable, under certain circumstances, in the event that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (an “acquiring person”).

In connection with the Offering, we have agreed to waive the 15% limitations currently in the Rights Agreements with respect to Luxor, and to allow Luxor to become the beneficial owners of up to 17.5% of the shares of our common stock, without being deemed to be an “acquiring person” under the Rights Agreement. Following the Offering, Luxor is the beneficial owner of approximately 17.48% of our common stock (including giving effect to any warrants or other rights to purchase share of our common stock).

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The foregoing descriptions of the terms, conditions and restrictions of the Rights Plan, do not purport and are not intended to be complete and are qualified in their entirety by the complete text of the Rights Plan, which is filed as Exhibit 4.1 of the Company’s registration statement on Form 8-A filed on August 25, 2009, and as amended on Form 8-A12G/A on September 24, 2009. A summary of the Rights Plan is set forth in such registration statement.

Further, in connection with the Offering, we entered into a Voting Agreement with Luxor and certain of its affiliates that may be deemed beneficial owners of our common stock and warrants to purchase shares of our common stock. Such persons have agreed to grant a proxy to our Board of Directors to vote their shares of our common stock to the extent that the number of issued and outstanding shares of common stock held by them, in the aggregate, is greater than 15% of the issued and outstanding shares of common stock (without giving effect to any warrants or other rights to purchase share of our common stock), as of the record date for any matter at which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought. The irrevocable proxy and power of attorney granted under the Voting Agreement will terminate on the earliest to occur of (i) June 7, 2019, (ii) the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which stockholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity, (iii) the liquidation, dissolution or winding up of the business operations of the Company and (iv) the filing or consent to filing of any bankruptcy, insolvency or reorganization case or proceeding involving the Company or otherwise seeking any relief under any laws relating to relief from debts or protection of debtors generally.

The provisions of the Voting Agreement extend to any account managed by Luxor, which becomes an owner of any shares of our common stock. However, if any shares of common stock or warrants (or other rights to acquire shares of common stock) are transferred, so that Luxor and its affiliates are no longer the beneficial owners, the Voting Agreement will terminate as to such securities (unless beneficial ownership is reacquired by Luxor, in which case, such reacquired shares will become subject to the Voting Agreement).

Further, Luxor Group owns warrants to purchase up to 6,252.883 shares of our common stock. These warrants include certain anti-dilution provisions, including, without limitation, provisions for the adjustment to the exercise price and the number of shares of common stock underlying such warrants in the event we issue common stock or common stock equivalents at a price less than the exercise price of such warrants. The exercise price of such warrants prior to the completion of the Offering was $1.74 per share. Although the per share purchase price for the shares in the Offering was $0.90, Luxor has agreed to waive the right to such adjustments with respect to their warrants in connection with the transactions contemplated by the Offering.

The foregoing descriptions of the terms, conditions and restrictions of the Purchase Agreement, the Registration Rights Agreement and the Voting Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete text of those agreements, forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report.

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Item 5.02     Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Effective June 7, 2012, the Board of Directors of Searchlight Minerals Corp., a Nevada corporation (the “Company”), appointed John E. Mack to serve as an independent Class II Director of the Board of Directors.

Mr. Mack has over 35 years of international banking and financial business management experience. From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited in Tokyo, Japan. Prior to joining Shinsei Bank and for more than twenty-five years, Mr. Mack served in senior management positions at Bank of America and its predecessor companies, including twelve years as Corporate Treasurer of NationsBank Corporation and NCNB Corporation. Mr. Mack is a member of the board of directors of Flowers National Bank, Incapital Holdings LLC, Medley Capital Corporation, Residential Capital, LLC, and is Vice-Chairman and a director of Islandsbanki hf located in Reykjavik, Iceland. He also served as a member of the board of directors of New Generations Biofuels Holdings, Inc. from 2007 to 2011. Mr. Mack holds an MBA from the University of Virginia Darden School of Business and received his bachelor's degree in economics from Davidson College. As an international banker and an executive with experience in working with finance and a broad range of businesses, we believe that Mr. Mack contributes his leadership skills, knowledge, finance and technology background, and business experience to our board of directors.

Also, effective June 7, 2012, J.C. McFarland resigned as a director of Searchlight Minerals Corp. and all of its subsidiaries. Mr. McFarland served on the following committees of our board of directors: (i) Compensation Committee, (ii) Nominating and Governance Committee, and (iii) Disclosure Committee (Chairman). There were no disagreements or conflicts between Mr. McFarland and us. A copy of Mr. McFarland’s resignation letter is attached as Exhibit 17.1 to this Report.

We have engaged Mr. McFarland to serve as a consultant through March 31, 2013. He will receive compensation as a consultant comparable to that which he received as one of our non-employee directors.

Item 7.01     Regulation FD Disclosure.

Press Release

On June 8, 2012, Searchlight Minerals Corp. issued a press release, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Form of Securities Purchase Agreement, dated June 7, 2012

Exhibit 10.2	Form of Registration Rights Agreement, dated June 7, 2012

Exhibit 10.3	Form of Voting Agreement, dated June 7, 2012

Exhibit 17.1	Resignation Letter of J.C. McFarland, dated June 7, 2012

Exhibit 99.1	Press Release, dated June 8, 2012, issued by Searchlight Minerals Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Dated: June 11, 2012	By:	/s/ Martin B. Oring
Martin B. Oring
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Securities Purchase Agreement, dated June 7, 2012

Exhibit 10.2	Form of Registration Rights Agreement, dated June 7, 2012

Exhibit 10.3	Form of Voting Agreement, dated June 7, 2012

Exhibit 17.1	Resignation Letter of J.C. McFarland, dated June 7, 2012

Exhibit 99.1	Press Release, dated June 8, 2012, issued by Searchlight Minerals Corp.

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